Exhibit 10.79

2011 Plan — Non-employee director

Stock Option Award Certificate
(NON-EMPLOYEE DIRECTOR)	ID: XXXXXXXX
Treasury Building,
Lower Grand Canal Street
Dublin 2, Ireland

«FIRST_NAME» «MIDDLE_NAME» «LAST_NAME»	Option Number:	«NUM»
«ADDRESS_LINE_1»	Plan:
«PLAN_NAME»
«ADDRESS_LINE_2»
«ADDRESS_LINE_3»
«CITY», «STATE» «ZIP_CODE»	ID:	«ID»

Effective «GRANT_DATE», you have been granted a Non-Qualified Option to buy «SHARES_GRANTED» shares of Alkermes plc (the “Company”) common stock at «OPTION_PRICE» per share.

The total option price of the shares granted is «TOTAL_OPTION_PRICE».

The right to acquire the shares subject to the Non-Qualified Stock Option will become fully vested on the date shown below. The Non-Qualified Stock Option shall expire on the 10th anniversary of the date of grant (unless otherwise provided below).

Shares	Vest Date
«SHARES»

In the event of the termination of your service relationship with the Company, the Non-Qualified Stock Option shall vest and be exercisable in full on such termination of service relationship and the period during which the Non-Qualified Stock Option (to the extent that it is exercisable on the date of termination of the service relationship) may be exercised shall be three (3) years following the date of termination of the service relationship, but not beyond the original term of the Non-Qualified Stock Option.

The foregoing Option has been granted under and is governed by the terms and conditions of this Certificate and the Alkermes plc 2011 Stock Option and Incentive Plan.

Alkermes plc	Date